                                                                    EXHIBIT 1O.3


                           Template Software & BAFS
                           ------------------------


SALE AND PURCHASE AGREEMENT for the supply to BAFS of

A    Template Software Licensed Products which are
     .SNAP and Web Template Development Environment complete with GUI Extensions .SNAP and Web Template User Environment complete with GUI Extensions

B    Maintenance services for the SNAP and Web Template Development Environment
complete with GUI Extensions and the SNAP and Web Template User Environment complete with GUI Extensions.

C    The development of commissioned bespoke software called "the Process
Engine" and the provision of a license to use the Process Engine for BAFS internal business processes.

D    Training and Support services

1.        Parties
          -------

1.1. Template Software (UK) Limited (Template)

1.2. British American Financial Services IT & Group Services Limited (BAFS).

1.3. BAFS acts as authorised agent for and on behalf of British American Financial Services (UK and International) Limited and its subsidiaries (the BAFS Group) and BAFS and the BAFS Group are jointly and severally liable to Template under this agreement.

1.4. Template Software (UK) Ltd is authorised to license the software products defined herein as the Licensed Products on behalf of its parent company Template Software Inc., who owns the intellectual property in these products.

2.        Introduction
          ------------

2.1. Template has agreed to supply BAFS with

     2.1.1. The right for 30 Developers to use the SNAP and Web Template Development Environment complete with GUI Extension and the right for 300 Users to use the SNAP and Web Template User Environment complete with GUI Extensions, initially on a temporary basis. It is intended that this right will be extended to 80 developer and 5,000 user perpetual licences on or after 1/st/ January 1998, subject to clause 13.

     2.1.2. "GUI" tool development to extend the SNAP and Web Template Development Environment adding extra functionality which will be incorporated into the development Environment.

     2.1.3. Maintenance to support the Developers use of the SNAP and Web Component Development Environment (including the GUI developments) and Users use of the SNAP and Web Component User Environment (including the GUI developments).

2.2. Template and BAFS have collaborated to produce a design and functional specification for bespoke software called "the Process Engine" and BAFS have commissioned Template to develop the software. The development is at an advanced stage and Template and BAFS have started testing version one of the Process Engine.

2.3. Template have agreed to provide professional services comprising support and training on an as and when needed basis to be covered by a separate Services Agreement

3.        Definitions
          -----------

3.1. Licensed Product - Template standard SNAP and Web Component products with GUI extensions as defined in Appendix 1 and Process Engine as specified in appropriate License Schedule.

3.2. Licence Agreement - Template licence agreement for SNAP and Web Component, GUI Extensions and Process Engine as attached and incorporated by reference.

3.3. GUI Extensions - the tools to be developed by Template as described in Appendix 1.

3.4. Maintenance Agreement - Templates service level agreement - set out in Appendix 3.

3.5. Functional Specification - the functional specification for the Process Engine as set out in Appendix 2.

3.6. Process Engine - the bespoke software to be developed by Template.

3.7. Professional Services - the training and support described in Appendix 4.

3.8. Delivery of the Process Engine will occur when BAFS confirms in writing that the software complies with the acceptance tests or when the Process Engine is in regular use by BAFS other than for acceptance testing, whichever occurs first.

3.9. Delivery of the SNAP and Web Template Development Environment will occur on receipt of the full product release of SNAP version 8.0 which shall not occur later than July 1997.

4.        Obligations of Template
          -----------------------

4.1. To supply the right for 30 Developers and 300 Users with the right to use the Licensed Products for a temporary period and to extend this right for an unlimited time in accordance with the terms of this agreement and the License Agreements and License Schedules referenced herein and incorporated by reference.

4.2. To develop the GUI Extensions and extend the SNAP and Web Component Development Environment to include these extensions.

4.3. To provide maintenance for the SNAP and Web Component Development and User Environments including the GUI Extensions to the standard described in the Maintenance Agreement.
To complete the development and testing of the Process Engine bespoke software to conform with the acceptance tests, defined in Appendix 5, based on the Functional Specification. There is no requirement to supply maintenance for the Process Engine in this agreement.

5.         Delivery and Acceptance of the Process Engine
           ---------------------------------------------
5.1. Template will prepare acceptance tests for the Process Engine making reference to the Functional Specification.

5.2. Template will make the Process Engine available to BAFS by July 1997. Installation, testing and acceptance will be complete by the end of August 1997.

6.         Proprietary Rights - standard products
           --------------------------------------
6.1. Template owns all intellectual property rights in Template Licensed Products as defined herein

6.2. BAFS will not have a right to sub-licence to other parties. The terms of Template's Licence and related License Schedules will apply.

7.         Proprietary Rights - Process Engine
           -----------------------------------

7.1. Template owns all intellectual property rights in the implemented Process Engine.

7.2. BAFS owns the intellectual property rights in the Functional Specification and Design.

7.3. On BAFS acceptance of the Process Engine Template will grant BAFS a non-exclusive royalty free licence to use the Process Engine for its internal business purposes in accordance with the License and License Schedule attached. BAFS will not have a right to sub-licence to other parties. The terms of Template's Licence and related License Schedules will apply.

8.         Alterations to the Functional Specification of the Process Engine
           -----------------------------------------------------------------

A cut off date for interpretation of the Functional Specification has been set as 23rd May 1997. Any alterations or clarifications of the specifications after this date may alter the contract price and delivery dates.

9.         Obligations of BAFS
           -------------------

9.1.       Payment
------------------
           9.1.1.    BAFS will pay for

           9.1.1.1.  the Developer Licence and User Licences;

           9.1.1.2.  the GUI extension development;

           9.1.1.3.  development of the Process Engine; and

           9.1.1.4. the Developer and User software maintenance from January 1997 over three years in accordance with the agreed payment schedule as attached (prices stated VAT inclusive and VAT exclusive)

           9.1.2. Template will give credits against the prepaid maintenance fees in accordance with the Maintenance Agreement (Appendix 3)

           9.1.3. BAFS will pay for the professional services in accordance with Templates daily/monthly rates as specified in Appendix 6

           9.1.4.    Invoices are payable within 30 days of receipt.

           9.1.5. BAFS does not have the right to set off counter claims against payments.

9.2.       Computer and Office Facilities and Staff
---------------------------------------------------
           9.2.1. BAFS will provide Template with appropriate computer facilities, accommodation and staff to carry out the testing [and installation] of the Process Engine and provide the Maintenance Services and the Professional Services.

           9.2.2. Template and its employees and sub-contractors will respect and comply with BAFS security and safety procedures as specified in

           Appendix 7.
9.3.       Compliance with Template's Licences
--------------------------------------------------

           9.3.1. BAFS will comply with the terms of the Licence and the Licence Schedules as they apply to the Licensed Products. 10.

10.        Insurance
           ---------

10.1.      Both parties will maintain

           10.1.1. employers liability insurance at least to a value of (Pounds)5m;

           10.1.2. public liability insurance at least to a value of (Pounds)2 million.

           10.1.3. professional indemnity - Template has cover for $1 million to be increased to $3 million at end of September 1997.

10.2.      Each party has the right to view the others policy.

10.3. Copies of both party's policies in force at time of contract signing are included in Appendix 8.

11.        Confidentiality
           ---------------
Template will undertake to keep secret BAFS confidential information which is specifically marked confidential or described as confidential. This undertaking of confidentiality shall not extend to information which is already known to Template or is public knowledge. A specific confidentiality agreement has been signed by both parties and is attached in Appendix 9.

12.        Restrictions on Users
           ---------------------
12.1. Template's Licence and License Schedule only applies to BAFS employees, agents and prior approved third parties by Template such as Independent Financial Advisers, defined in the appropriate License Schedule. The maximum number of users with the right to use the Licensed Products is also set out in the appropriate License Schedule.

12.2. BAFS must give notice to Template if it requires the right to use the Licensed Products for additional Users or Developers and on payment of additional Licence fees Template will grant this right.

12.3. BAFS must give notice to Template if it wishes third parties who sell or market BAFS products not covered by the License Schedule to be granted the right to use the Licensed Products and Template's consent to the extension of such right shall not be unreasonably withheld on BAFS payment of additional User Licence fees.

12.4. Template has the right to monitor and audit the number of users and if the number of Developers or Users, as defined in the appropriate License Schedule exceed the maximum number set out in said License Schedule then additional licence fees become payable back dated to the start of additional use.

13.           Contract Review and Breaks
              --------------------------
13.1.  BAFS and Template will hold a formal review of the contract prior to

       13.1.1.   the end of December 1997; and

       13.1.2.   the end of March 1998.

13.2. Following each review BAFS may terminate this agreement on 31 December 1997 or 30 March 1998. Termination of this agreement will terminate all rights granted to BAFS to use the Licensed Products and the Maintenance Agreement and neither party shall have any liability or obligation to the other except as provide herein.

13.3. Should termination of the contract occur on 31 December 1997 the right for 30 Developers and 300 Users to use the Licensed Products as set out in the License Schedules shall expire and subject to BAFS right to terminate Template will provide the right for 14

Developers and up to 300 Users to use the Licensed Products for an unlimited time and BAFS shall pay additional licence fees in accordance with the payment schedule. On continuation of the contract following 31 December 1997, the right for 30 Developers and 300 Users to use the Licensed Products as set out in the License Schedules shall be extended to 31 March 1998 on payment of the agreed fees.

13.4. On 31 March 1998 the right for 30 Developers and 300 Users to use the Licensed Products as set out in the License Schedules shall expire and subject to BAFS right to terminate Template will provide the right for 80 Developers and 5000 Users to use the Licensed Software for an unlimited time and BAFS shall pay additional licence fees in accordance with the payment schedule.

14.    Term and Termination
       --------------------
The term is 3 years from April 1997.

14.1. The agreement may be terminated early by BAFS in accordance with the Contract Review and Breaks clause above.

14.2. Either party may terminate immediately if the other becomes insolvent and unable to pay its debts in the normal course of business.

14.3. Either party has the right to terminate should the other party fail to meet any of its obligations under this contract. The aggrieved party shall notify the other in writing of any such breach, and shall give 4 weeks to rectify the breach prior to the contract being terminated.

15.    Source Code Deposit
       -------------------
BAFS will have the benefit of Template source code deposit agreement as defined in Appendix 10.

16.    Force Majeure
       -------------
If Template cannot complete the development and delivery of the Process Engine or the Developer or User software for reasons beyond its control Template will give notice and the agreement will be suspended for 4 weeks without liability after which either party has the right to terminate.

17.    Applicable Law
       --------------
English law shall apply and the parties agree to submit to the non-exclusive jurisdiction of the English Courts.

18.    Entire Agreement
       ----------------

This is the entire agreement between BAFS and Template regarding this subject matter with the exception of those agreements referenced herein and incorporated by reference.

19.    Amendment
       ---------
No amendment to this agreement may be made unless in made in writing and signed by both BAFS and Template.

20.    Waiver
       ------
Waiver of a breach is not to be considered as waiver of any subsequent breach.

21.    Notices
       -------
Notices required by this agreement may be made by Facsimile transmission in which case they shall be deemed to have arrived on the day of transmission or by Post in which case they shall be deemed to have been delivered 2 working days after posting.

signed
for and on behalf of Template Software (UK) Limited,

/s/ R H Collard                               Date: 27/5/95
----------------------                              -------
R H Collard - Managing Director, Template Software (UK) Ltd.
          Vice President, Template Software Inc.


for and on behalf of BAFS,

/s/ Ian Seward                                Date:     27 May 1997
----------------                                    ---------------------
Name: Ian Seward                              Position: Managing Director
      ----------                                        -----------------

/s/ Phil Smith                                Date:     27 May 1997
----------------                                    ---------------------
Name: Phil Smith                              Position: Chairman
      ----------                                        -----------------